Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2015

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$32,571
Cash equivalents held in trust	3,687
Total investments held in trust	36,258
Cash and cash equivalents	2,915
Fixed-maturity securities, at fair value	3,574
Accrued investment income	235
Prepaid expenses	19
Premiums receivable	417
Total assets	$43,418

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$4,268
Losses payable	405
Unearned premiums	761
Accrued ceding commission expense	33
Other liabilities	166
Total liabilities	5,633
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(32,095)
Total stockholder’s equity	37,785
Total liabilities and stockholder’s equity	$43,418

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED DECEMBER 31, 2015

(in thousands)

Revenues:
Premiums earned	$388
Net investment loss	(46)
Total revenues	342
Expenses:
Underwriting expense	388
General and administrative expense	145
Total expenses	533
Loss before federal income taxes	(191)
Federal income tax benefit	—
Net loss	$(191)